Exhibit 10-29

Eagle Pharmaceuticals, Inc.
Performance Stock Unit Grant Notice (2014 Equity Incentive Plan)
Eagle Pharmaceuticals, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (as amended, the “Plan”), hereby awards to Participant a Performance Stock Unit Award for the number of shares of the Company’s Common Stock (“Performance Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Performance Stock Unit Grant Notice”), and the Performance Stock Unit Award Agreement (the “Award Agreement”) (which is attached hereto) and the Plan, both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Performance Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.
Participant:
Date of Grant:
Vesting Commencement Date:
Target Number of Performance Stock Units:
Maximum Number of Performance Stock Units:

Vesting Schedule: See Exhibit A hereto.

Issuance Schedule: Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Performance Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Performance Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award (including, but not limited to, the Eagle Pharmaceuticals, Inc. Severance Benefit Plan and any Equity Award Vesting Acceleration Benefit Letter Agreement between Participant and the Company), with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Performance Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
Eagle Pharmaceuticals, Inc. Participant:
By:
Signature Signature
Title: Date:
Date:
Attachments: Award Agreement

Exhibit 10-29

Attachment I
Eagle Pharmaceuticals, Inc.
2014 Equity Incentive Plan
Performance Stock Unit Award Agreement

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and this Performance Stock Unit Award Agreement (the “Agreement”), Eagle Pharmaceuticals, Inc. (the “Company”) has awarded you (“Participant”) a Performance Stock Unit Award (the “Award”) pursuant to the Company’s 2014 Equity Incentive Plan (as amended, the “Plan”) for the number of Performance Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Performance Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Performance Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Performance Stock Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Except as otherwise set forth in Exhibit A attached hereto, vesting will cease upon the termination of your Continuous Service and the Performance Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award.
3.Number of Shares. The number of Performance Stock Units (including the Target Number of Performance Stock Units and the Maximum Number of Performance Stock Units set forth in the Grant Notice) subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Performance Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Performance Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Performance Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Performance Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Performance Stock Units.
Death. Your Award is transferable by will and by the laws of descent and distribution. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder,

Exhibit 10-29
pursuant to a domestic relations order, marital settlement agreement or other divorce or separation instrument as permitted by applicable law that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
1.Date of Issuance.
The issuance of shares in respect of the Performance Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Performance Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Performance Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.
If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
i.the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company's policies (a “10b5-1 Arrangement”)), and
ii.either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
1.Dividends. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
2.Restrictive Legends. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.
3.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
4.Award not a Service Contract.
Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or

Exhibit 10-29
affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.
1.Withholding Obligation.
(a) On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Performance Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).
(b) By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Performance Stock Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Performance Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.
(c) In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

1.Tax Consequences. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible

Exhibit 10-29
for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
2.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
3.Notices. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
4.Headings. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.
5.Miscellaneous.
The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
1.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
2.Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
3.Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

Exhibit 10-29
4.Other Documents. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain "window" periods and the Company's insider trading policy, in effect from time to time.
5.Amendment. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
6.Compliance with Section 409A of the Code. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
* * * * *

This Performance Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Performance Stock Unit Grant Notice to which it is attached.

Exhibit 10-29

Exhibit A
Performance Vesting Terms
The Performance Stock Units awarded hereunder shall vest, if at all, based on the Company’s Relative TSR Ranking (as defined below) during the Performance Period (as defined below), subject to the terms and conditions of the Plan, the Grant Notice, the Agreement and this Exhibit A. Capitalized terms not explicitly defined in this Exhibit A shall have the same meanings given to them in the Plan, the Grant Notice or the Agreement, as applicable.
1.Determination of Number of Earned Performance Stock Units. The number of Performance Stock Units that shall be entitled to vest based on the Company’s Relative TSR Ranking (the “Earned Performance Stock Units”) shall be determined in accordance with the following table, with linear interpolation used to determine the number of Earned Performance Stock Units between the applicable achievement levels if the Company’s Relative TSR Ranking is greater than the 25th percentile, but less than the 90th percentile, in each case with the resulting number rounded to the nearest whole number; provided, however, that notwithstanding anything to the contrary in this Exhibit A, if the Company’s Total Stockholder Return (as defined below) is below 0%, the number of Earned Performance Stock Units may not exceed 100% of the Target Number of Performance Stock Units (as set forth in the Grant Notice). For clarity, (i) no Performance Stock Units shall be eligible to vest if the Company’s Relative TSR Ranking is below the 25th percentile and (ii) the total number of Earned Performance Stock Units may not exceed the Maximum Number of Performance Stock Units (as set forth in the Grant Notice).

	Company’s Relative TSR Ranking	Number of Earned Performance Stock Units (% of Target Number of Performance Stock Units)
Maximum	90th percentile or above	200%
Target	50th percentile	100%
Threshold	25th percentile	50%
	Below 25th percentile	0%
1.Vesting Date. Subject to Section 3 below, the Earned Performance Stock Units shall vest on the date that the Committee (as defined below) certifies the Company’s Relative TSR Ranking and determines the number of Earned Performance Stock Units (which will be as soon as administratively practicable following the end of the Performance Period, but in no event later than March 1, 2024). A Participant must remain in Continuous Service with the Company through the end of the Performance Period in order to receive any Earned Performance Stock Units, except as otherwise provided in Section 3 below.
2.Change in Control and Covered Termination. Notwithstanding anything to the contrary in this Exhibit A, if a Change in Control occurs during the Performance Period, then:
i.The number of Earned Performance Stock Units shall be determined by the Committee in accordance with Section 1 above (and for purposes of this Exhibit A, such number shall be the “CIC Earned Performance Stock Units”); provided, however, that (x) solely for purposes of determining the Total Stockholder Return of the Company, “Ending Share Price” shall mean the Fair Market Value of the per-share of Common Stock consideration received by the Company’s stockholders in such Change in Control, and (y) solely for purposes of determining the Total Stockholder Return of the other Index Companies (and which companies constitute the Index Companies), the term “Performance Period” as it appears in the definition of “Ending Share Price” shall mean the period commencing on (and including) February 1, 2021 and ending on (and including) the last trading day prior to such Change in Control, provided that the Board shall have the discretion to use any date within the five trading day period prior to such Change in Control;
ii.If, in connection with such Change in Control, the Award is assumed, substituted for, or continued by the surviving or acquiring company (or its parent entity), then the CIC Earned Performance Stock Units shall vest on the last day of the Performance Period (i.e., February 1, 2024), subject to the Participant’s Continuous Service through such vesting date; provided, however, that if the Participant incurs a Covered Termination (as defined below) within one month prior to or within twelve months following the closing date of such Change in Control, but prior to February 1, 2024, then the CIC Earned Performance Stock Units shall vest on the date of such Covered Termination or upon the closing date of such Change in Control, if later; and
iii.If, in connection with such Change in Control, the Award is not assumed, substituted for, or continued by the surviving or acquiring company (or its parent entity), then, subject to the

Exhibit 10-29
Participant’s Continuous Service through the closing date of such Change in Control, the CIC Earned Performance Stock Units shall vest effective immediately prior to, but subject to the consummation of, such Change in Control.
3.Termination of Performance Stock Units. Any Performance Stock Units subject to the Award, to the extent unvested and outstanding, shall automatically terminate and be forfeited, without the payment of any consideration to Participant, on the earlier of (i) the date of termination of the Participant’s Continuous Service (after giving effect to any accelerated vesting in the event of a Covered Termination) or (ii) the date that any Earned Performance Stock Units or CIC Earned Performance Stock Units, as applicable, become vested.
4.Definitions. For purposes of this Exhibit A, the following definitions shall apply to the capitalized terms set forth below (except as otherwise specified in this Exhibit A).
a.“Cause” shall have the meaning ascribed to such term in any written employment agreement, offer letter or similar agreement between the Participant and the Company defining such term, and, in the absence of such agreement, has the meaning ascribed to such term in the Plan. The determination of whether a termination is with or without Cause shall be made by the Company in its sole and exclusive judgment and discretion.
b.“Committee” shall mean the Compensation Committee of the Board.
c.“Covered Termination” shall mean a termination of Participant’s employment with the Company that is due to (i) a termination by the Company without Cause (and other than as a result of the Participant’s death or Disability) or (ii) the Participant’s resignation for Good Reason.
d.“Disability” shall mean the Participant satisfies (i) the requirements for benefits under the Company’s long-term disability plan, as determined by the third-party long-term disability insurance carrier or (ii) if the Company does not have a long-term disability plan, the requirements for Social Security disability benefits, as determined by the Social Security Administration.
e.“Ending Share Price” shall mean the average of the daily closing prices per share of an Index Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the thirty (30) Trading Days ending on (and including) the last Trading Day of the Performance Period, as adjusted for any dividends per share that have an ex-dividend date during the Performance Period, assuming the reinvestment of such dividends as of the applicable ex-dividend date.
f.“Good Reason” for the Participant’s resignation shall mean, notwithstanding the meaning ascribed to such term (or similar term) in any written agreement between the Participant and the Company, that one or more of the following are undertaken by the Company (or successor to the Company, if applicable) without the Participant’s express written consent:
i.a material reduction in the Participant’s annual base salary, which the Participant agrees is a reduction of at least 10% of the Participant’s base salary (unless pursuant to a salary reduction program applicable generally to the Company’s similarly situated employees);
ii.a material diminution in the Participant’s authority, duties, or responsibilities, including, solely if the Participant is the Company’s Chief Executive Officer, a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the board of directors of the Company (or, if applicable, the successor to the Company or similar governing body if such successor is an entity other than a corporation);
iii.a relocation of the Participant’s principal place of employment with the Company (or successor to the Company, if applicable) to a place that increases the Participant’s one-way commute by more than fifty (50) miles as compared to the Participant’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business), provided that if the Participant’s principal place of employment is the Participant’s personal residence, this clause (iii) shall not apply; or
iv.a material breach by the Company of any terms of the Award or any other material written agreement between the Participant and the Company concerning the terms and conditions of the Participant’s employment with the Company.
In addition, in each case (i) through (iv) described above, in order for the Participant’s resignation to be deemed to have been for Good Reason, the Participant must first give the Company written notice of the action or omission giving rise to “Good Reason” within thirty (30) days after the first occurrence thereof, the Company must fail to reasonably cure such action or omission within thirty (30) days after receipt of such notice (the “Cure Period”), and the Participant’s resignation must be effective not later than thirty (30) days after the expiration of such Cure Period.

Exhibit 10-29
a.“Index Company” shall mean the Company and each of the other companies in the S&P 600 Biotechnology Select Index for the entirety of the period beginning on the date that is thirty (30) trading days preceding February 1, 2021 and ending on the last day of the Performance Period.

a.“Initial Share Price” shall mean the average of the daily closing prices per share of an Index Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the thirty (30) Trading Days prior to the Date of Grant, as adjusted for any dividends per share that have an ex-dividend date during the Performance Period, assuming the reinvestment of such dividends as of the applicable ex-dividend date.
b.“Performance Period” shall mean the period commencing on (and including) February 1, 2021 and ending on (and including) February 1, 2024. Notwithstanding the foregoing, the Performance Period may be treated as ending earlier than February 1, 2024 for certain purposes pursuant to Section 3(a)(i) as a result of the occurrence of a Change in Control prior to February 1, 2024.
c.“Relative TSR Ranking” shall be determined by ranking the Index Companies from the highest to the lowest according to their respective Total Stockholder Returns and then calculating the Company’s percentile ranking within the Index Companies as follows:

where:
“P” represents the Company’s percentile ranking within the Index Companies, which shall be rounded to the nearest whole percentile by application of regular rounding;
“N” represents the number of Index Companies; and
“R” represents the Company’s ranking among the Index Companies.

For example, if there are 10 Index Companies (including the Company) and the Company’s Total Stockholder Return ranks 3rd, the Company’s Relative TSR Ranking is equal to the 70th percentile.

a.“Total Stockholder Return” shall mean the Ending Share Price divided by the Initial Share Price, minus one (1).
b.“Trading Day” shall mean any day on which the stock exchange or market on which shares of an Index Company’s common stock is listed is open for trading.